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                                                                  EXHIBIT 10.19

                      FOURTH AMENDMENT TO LICENSE AGREEMENT
                      -------------------------------------

         THIS FOURTH AMENDMENT TO LICENSE AGREEMENT (the "Fourth Amendment") is made and entered into as of the 14th day of September, 1998, by and between IRVINE SENSORS CORPORATION, a Delaware corporation (the "Company"), and ADVANCED TECHNOLOGY PRODUCTS, LLC, a California limited liability company ("ATP"), with reference to the following facts:

         A. The Company and ATP have previously executed a License Agreement dated July 30, 1997 (the "License Agreement") and First, Second and Third Amendments to the Agreement.

         B. Pursuant to the Third Amendment to the Agreement investors in ATP were offered the opportunity, through their election of Royalty Program "C," to receive a prepayment of their royalty interest in the E-Film product in the form of shares of common stock of Imagek, Inc., a Delaware corporation and subsidiary of the Company ("IMAGEK"), at the exchange rate of 8,500 shares of the common stock of IMAGEK, for every $10,000 invested in ATP. Pursuant to this exchange offer, ATP, has now received elections representing $1,435,000 of the $1,635,000 invested in ATP, entitling these investors to the receipt of 1,221,875 shares of common stock of IMAGEK. One investor, representing $200,000 of invested capital in ATP, has elected to remain as a Royalty Program "B" investor and will continue to receive royalty payments for the E-FILM and VIP 20 products as provided for in Section 4.1b of the amended License Agreement. All other investors' rights to receive royalty payments from E-Film sales is hereby terminated as of the closing date of the exchange of their E-Film royalty rights for shares of common stock of IMAGEK.

         C. The Company and IMAGEK have entered into an Assignment Agreement of even date herewith (the "Assignment Agreement"), wherein the Company has agreed to cause ATP to assign to IMAGEK, all rights, title, and interest in and to the ATPL Technology (as defined in the Assignment Agreement), and ATP has agreed to grant said assignment.

         D. Upon ATP's execution of an agreement entitled "Assignment of ATPL Technology," IMAGEK will issue 1,221,875 restricted shares of authorized IMAGEK Common Stock to ATP and shall pay to ATP a reduced royalty as provided in this Fourth Amendment. The IMAGEK stock and royalty payments shall be redistributed to investors in ATP in accordance with the provisions of this Fourth Amendment and the Assignment of ATPL Technology.

         E. The Company and ATP have mutually consented to the termination of the License Agreement and all amendments thereto upon ATP's execution of the Assignment of ATPL Technology.

         NOW, THEREFORE, for the good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1.       Section 4.1 of the License Agreement is amended as follows:

                  a. Section 4.1a (Royalty Program "A") is hereby deleted in its entirety.

                  b. Section 4.1b (Royalty Program "B") shall remain as stated in the Third Amendment to the License Agreement. The parties acknowledge that for purposes of calculating royalties due under this section that the amount of capital invested by ATP in the Company is deemed to be $200,000.


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                  c. Section 4.1c (Royalty Program "C") shall remain as stated
         in the Third Amendment to the License Agreement. The parties acknowledge that all investors in this classification have elected to have their E-Film royalty rights converted to shares of common stock of IMAGEK, but shall continue to be entitled to receive royalty payments for VIP 20 sales as stated in the Third Amendment to the License Agreement.

         2. Section 5.2 of the Agreement, regarding the right of ATP investors to elect to have the Company redeem their interest in ATP with shares of restricted common stock of the Company, is amended to provide that those Royalty Program "A" investors who have elected Royalty Program "C" shall retain 50% of their share redemption rights as granted in
         Section 5.2 of the Licensing Agreement.

         3. ATP agrees to assign all right, title, and interest in and to the ATPL Technology to IMAGEK in an agreement which is in substantially the same form as the agreement attached as Exhibit "A" to the Assignment Agreement (the "Assignment of ATPL Technology").

         4. The company and ATP agree that the License Agreement and all amendments thereto shall terminate upon ATP's execution of the Assignment of ATPL Technology.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to the Agreement to be signed as of the date first above written.

                                        IRIVINE SENSORS CORPORATION
                                        a Delaware corporation

         Dated:  9/14/98                By:    /S/ JAMES D. EVERT
               ---------                     -----------------------
                                             James D. Evert, President



                                         ADVANCED TECHNOLOGY PRODUCTS, LLC
                                         a California limited liability company

         Dated:   9-14-98                By:  /S/  JOHN C. CARSON
               ----------                    -----------------------
                                            John C. Carson, Managing Member




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